Microbot Medical Announces Outcome of Annual Meeting of Shareholders

Maintains Regulatory Pre-Submission Timeline of the Self-Cleaning Shunt (SCS TM)

HINGHAM, Mass., September 13, 2019 – Having successfully executed a number of significant milestones over the past twelve months, Microbot Medical Inc. (NASDAQ: MBOT) held its 2019 annual shareholders’ meeting on September 10, 2019, during which the shareholders re-elected three directors and approved all of the proposals.

“We have executed many objectives over the past year and at this time our goal remains to achieve our other targeted milestones, including the FDA pre-submission for our Self-Cleaning Shunt (SCSTM) by the end of this year,” commented Harel Gadot, President, CEO and Chairman. “I would like to thank our shareholders for their continued support over the past year and I look forward to updating you on our continued progress at next year’s annual shareholders’ meeting.”

At the annual meeting, shareholders approved the reduction of outstanding shares from 221,000,000 to 61,000,000, including a reduction in the number of authorized shares of common stock from 220,000,000 to 60,000,000. Additionally, Harel Gadot, Yoav Waizer, and Martin Madden were re-elected as Class I directors to serve until the 2022 Annual Meeting of Shareholders, and Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, was ratified as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The final voting tallies from this year’s annual meeting was included in the Company’s Form 8-K, which was filed with the Securities and Exchange Commission on September 11, 2019.

About Microbot Medical, Inc.

Microbot™, which was founded in 2010 and commenced operations in 2011, became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current technological platforms, ViRobTM, TipCATTM and CardioSertTM, are comprised of three highly advanced technologies, from which the Company is currently developing its first product candidate: The Self-Cleaning Shunt, or SCSTM, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH. The Company also is focused on the development of a Multi Generation Pipeline Portfolio (MGPP) utilizing all technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRobTM technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRobTM please visit http://www.microbotmedical.com/technology/virob/.

TipCATTM is a transformational self-propelled, flexible, and semi-disposable locomotive device providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCATTM, visit http://www.microbotmedical.com/technology/tipcat/.

CardioSertTM technology contemplates a unique combination of a guidewire and microcatheter, technologies that are broadly used for endoluminal surgery. The CardioSertTM technology features unique steering and stiffness control capabilities, and it was originally developed to support interventional cardiologists in crossing the most complex lesions called chronic total occlusion (CTO) during percutaneous coronary intervention (PCI) procedures and has the potential to be used in other spaces and applications, such as peripheral intervention, neurosurgery and urology. CardioSertTM was part of a technological incubator supported by the Israel Innovation Authorities (formerly known as the Office of the Chief Scientist, or OCS), and its device has successfully completed pre-clinical testing.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754